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                                                                      EXHIBIT 21



                LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



The Company's subsidiaries and joint ventures are listed in the following table:

                                                 COUNTRY OF            PERCENT
                   NAME                        INCORPORATION          OWNERSHIP
                   ----                        -------------          ---------

Bester S. A.                                    Poland                   85
The Lincoln Electric Company                    United States            100
Harris Calorific Limited                        Ireland                  100
Harris Calorific S.r.l.                         Italy                    100
Harris Calorific, Inc.                          United States            100
Indalco Alloys, Inc.                            Canada                   75
Inversiones LyL S.A.                            Chile                    50
Kaynak Teknigi Sanayi ve Ticaret A.S.           Turkey                   50
Kuang Tai Metal Industrial Co., Ltd.            Taiwan                   35
Lincoln Electric (U.K.) Limited                 United Kingdom           100
Lincoln Electric Argentina, S.A.                Argentina                100
Lincoln Electric Company (Australia)
   Proprietary Limited                          Australia                100
Lincoln Electric Company of Canada Limited      Canada                   100
Lincoln Electric Do Brasil Ltda.                Brazil                   100
Lincoln Electric France S.A.                    France                   100
Lincoln Electric Italia S.r.l.                  Italy                    100
C.I.F.E. S.r.l.                                 Italy                    100
Lincoln Electric Mexicana, S.A. de C.V.         Mexico                   100
Lincoln Electric Manufactura, S.A. de C.V.      Mexico                   100
Lincoln Electric Norge AS                       Norway                   100
Lincoln Electric Philippines, Inc.              The Philippines          100
Lincoln Global Inc.                             United States            100
Lincoln Smitweld B.V.                           The Netherlands          100
Lincoln Smitweld GmbH                           Germany                  100
Lincoln-KD, S.A.                                Spain                    100
Lincoln Electric Venezuela, C.A.                Venezuela                100
PT Lincoln Austenite Indonesia                  Indonesia                78
Sacit S.r.l.                                    Italy                    100
Tenwell Holdings Pte. Ltd.                      Singapore                21
The Lincoln Electric Company
    (Asia Pacific) Pte. Ltd.                    Singapore                100
Messer Soldaduras de Venezuela S.A.             Venezuela                100
World Wires S.r.l.                              Italy                    69


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